EXHIBIT 99.1

FOR IMMEDIATE RELEASE

DriveItAway Consummates theShare Exchange  with Creative Learning Corporation to Lead the Company in Enabling EV Subscription to Ownership for Entry Level and Credit Challenged Consumers

Haddonfield, NJ March 2, 2022: DriveItAway, Inc. (OTCQB: CLCN), a Delaware corporation (“DIA”), an industry leader in new mobility platforms for automobile dealers, announced today that it has completed the Plan of Share Exchange with Creative Learning Corporation (OTCQB:CLCN), under which CLCN acquired all of the issued and outstanding common stock of DIA by issuing one share of Series A Convertible Preferred Stock (the “Series A Preferred”) of CLCN for each outstanding share of DIA common stock (the “Share Exchange”). As a result of the Share Exchange, DIA became a wholly-owned subsidiary of CLCN with shareholders of DriveItAway, Inc. the beneficial owners of approximately 85% of the CLCN’s common stock   .

DriveItAway’s CEO John F. Possumato is now CEO of the Company, and the DriveItAway team has taken over management control, as the company will now focus exclusively on automotive mobility technologies and programs, with a new focus on the growth of enabling entry level consumer access to electric vehicles, with its unique “pay as you go” subscription to ownership program.

“With this exciting new development of being a public company, we can now fulfill two long time goals,” says John F. Possumato, CEO of Creative Learning/DriveItAway.

“The first is to add more national visibility and growth to our unique and inclusive platform and program, which enables those that are cash or credit challenged the ability to buy the vehicle of choice, from any car dealer chosen, in an app driven transparent, easy and risk free “subscription to ownership” way, building equity with every payment, now focused on providing new EV vehicle choices to consumers who, heretofore, have been shut out of experiencing the benefits of owning an EV.”

Adds Possumato, “The second goal this merger fulfills is to allow more people to share in our success as a mission driven, ESG, focused automotive company, to eliminate the transportation problems that entry level employees have in getting to work, in conjunction with major employers around the country, and in this way improve the economic conditions for many Americans.”

Continues Possumato, “Studies have shown that the number one impediment to successful entry level employment is the lack of personal transportation, there is a chronic labor shortage in the US today, and we have found many want to help. All together we can build a better, sustainable future for everyone.”

About John F. Possumato

John F. Possumato, is a noted consultant, author and speaker in the automotive industry, and is the Founder and CEO of DriveItAway Inc, which provides a turn-key cloud platform/consumer app enabling dealers to offer new mobility solutions, including subscription-to-purchase options. A serial automotive industry entrepreneur and a dealership owner veteran, Possumato has over 30 years of car industry leadership experience. He is also an attorney, a graduate of the Law School at the University of Pennsylvania (J.D.) and the Wharton School of Business (B.S.), is a member of the Bar of the State of Pennsylvania, was a founding Board member of the International Automotive Remarketers Alliance, and past Counsel to the Board of Directors of the Automotive Fleet and Leasing Association. He most recently helped create the Drive For Freedom Foundation, a nonprofit created to alleviate the “Poverty of the Carless.

About DriveItAway

DIA is the first national dealer focused mobility platform that enables car dealers to sell more vehicles in a seamless way through eCommerce, with its exclusive “Pay as You Go” app-based subscription program. DIA provides a comprehensive turn-key, solutions driven program with proprietary mobile technology and driver app, insurance coverages and training to get dealerships up and running quickly and profitably in emerging online sales opportunities. The company is planning to soon expand its easy and transparent consumer app ‘subscription to ownership’ platform to enable entry level consumers to drive and acquire new Electric Vehicles. For further information, please see www.driveitaway.com. For more information please see our 8k (add link)

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, whether Creative will complete the exchange within the timeframe anticipated or at all, whether Creative will realize any of the anticipated benefits from the exchange, and other risks and uncertainties, including those detailed in Creative’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, Quarterly Reports on Form 10-Q for the quarters ended December 31, 2020, March 31, 2021, and June 30, 2021, and its other reports filed from time to time with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect Creative’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Creative cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. Creative is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and Creative does not intend to do so.

CONTACT INFORMATION:

DriveItAway Inc,

fka Creative Learning Corporation

Robyn Ewing

Executive Director of Marketing and Technology

rewing@creativelearningcorp.com

www.creativelearningcorp.com